POWER OF ATTORNEY



The undersigned, a director of Savannah Electric and Power
Company, hereby makes, constitutes, and appoints Nancy
Frankenhauser and Kirby Willis my agents and attorneys-in-fact, for the limited purpose of signing on my behalf, and causing to be filed with the Securities and Exchange Commission, Form ID and Initial Statement of Beneficial Ownership of Securities, Statement of Changes in Beneficial Ownership, and Annual Statement of Changes in Beneficial Ownership, on Forms 3, 4, and 5, respectively, and any appropriate amendment or amendments thereto.

	This power of attorney shall remain in effect until my obligation to file the aforementioned reports as a director of Savannah Electric and Power Company ceases, unless earlier revoked by me by written document delivered to the Secretary of Savannah Electric and Power Company


	Signed this 16th day of July, 2004.



						Robert B. Miller, III /s/
					         	_______________________________